UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2024

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2024, the Company announced the appointment of Jim Behling as the Company’s Chief Financial Officer effective April 30, 2024. Mr. Behling succeeds Akshay Jagdale, who departed the Company as its Chief Financial Officer, effective April.29, 2024, following notice received that same day.

Mr. Behling, age 58, is an experienced finance executive with over 15 years of experience in both the food manufacturing and packaged goods industry. He most recently served as Chief Financial Officer for Sparkstone Electrical Group from October 2022 through March 2024, after working as SVP, Finance for ZENB from August 2018 through October 2022. Prior to that, Mr. Behling served as Chief Financial Officer for Nu-World Foods from December 2012 through August 2018. Mr. Behling holds a B.S. in Accounting from Eureka College.

The terms of Mr. Behling’s employment agreement provides for a base salary of $275,000 per year and allows for a performance bonus of up to 50% of Mr. Behling’s annual salary subject to achieving certain performance targets. In addition, the agreement allows for the granting of 300,000 performance based restricted stock units (“PRSU”), which will be granted in three tranches of 100,000, 100,000, and 100,000, that vest upon the Company’s share prices reaching $3, $5 and $10, respectively. The granting of these PRSUs are subject to board approval. All other terms of the agreement are consistent with those offered to each of the Company’s full-time employees.

There is no arrangement or understanding between Mr. Behling and any other person pursuant to which he was selected as Chief Financial Officer, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer. There are no transactions involving Mr. Behling to be reported pursuant to Item 404(a) of Regulation S-K.

Regarding Mr. Jagdale’s departure, the terms and conditions of Mr. Jagdale‘s existing employment agreement (previously filed as Exhibit 10.10 to the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2023) will remain in full force and effect until such time Mr. Jagdale and the Company enter into definitive termination agreement. The date of the completion of this agreement is currently unknown.

The foregoing description of the Mr. Behling’s Employment Agreement does not purport to be complete and are subject to, and qualified in their entirety by, the full text thereof, copies of which are attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.4	Executive Employment Agreement by and between The Real Good Food Company, Inc. and Jim Behling, dated April 26, 2024.

99.1	Press Release, dated May 1, 2024.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: May 1, 2024	By:	/s/ Tim Zimmer
Tim Zimmer
Chief Executive Officer